UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2023

EMBARK TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39881 (Commission File Number)	86-3343695 (I.R.S. Employer Identification No.)

321 Alabama Street

San Francisco, CA 94110

(Address of principal executive offices, including zip code)

(415) 671-9628

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EMBK	The Nasdaq Global Market

Warrants to purchase 1/20th share of Class A common stock, each at an exercise price of $11.50 per share	EMBKW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2023, Siddhartha Venkatesan and Embark Trucks Inc. (the “Company”), a wholly-owned subsidiary of Embark Technology, Inc. (the “Registrant”), reached an agreement regarding Mr. Venkatesan’s resignation from his position as the Company’s Chief Legal Officer effective June 30, 2023 (“Separation Date”). Mr. Venkatesan’s departure is not related to any disagreement with the Registrant or the Company or any matter relating to the Registrant’s or the Company’s operations, policies or practices.

In connection with his resignation, the Company has entered into a letter agreement with Mr. Venkatesan, dated as of June 30, 2023 with an effective date of July 2, 2023, which includes a general release of claims in favor of the Company (the “Separation Agreement”). Under the Separation Agreement, Mr. Venkatesan will receive (i) a cash amount equal to $462,500 payable in a lump sum, (ii) an additional cash amount of $73,000 (representing 50% of Mr. Venkatesan’s anticipated 2023 target bonus), payable in a lump sum, and (iii) reimbursement of insurance premiums to continue Mr. Venkatesan’s existing health benefits for six months following the Separation Date. Mr. Venkatesan will not vest in any additional restricted stock units following the Separation Date. The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 hereto.

In connection with Mr. Venkatesan’s departure, the Registrant and Mr. Venkatesan have entered into a post-employment contractor agreement, with an effective date of July 5, 2023 (the “Contractor Agreement”). The Contractor Agreement provides that Mr. Venkatesan will provide transitional advice and other assistance and in return will receive a monthly fee of $10,000. The Contractor Agreement expires 4 months following the execution date of the Contractor Agreement unless terminated earlier in accordance with its terms, and provides for a $500 lump sum payment following termination, subject to Mr. Venkatesan’s general release of claims in favor of the Registrant and in a form and manner satisfactory to the Registrant. The foregoing description of the Contractor Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.2 hereto.

Item 9.01 Exhibits

Exhibit Number	Description

10.1	Separation Agreement, dated June 30, 2023, between Siddhartha Venkatesan and Embark Trucks Inc.

10.2	Contractor Agreement, effective as of July 5, 2023, between Siddhartha Venkatesan and Embark Technology, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embark Technology, Inc.

Date: July 6, 2023	By:	/s/ Alex Rodrigues
	Name:	Alex Rodrigues
	Title:	Chief Executive Officer